Exhibit 99.1
NEWS

MSC INDUSTRIAL SUPPLY CO. DECLARES 5% INCREASE IN REGULAR QUARTERLY DIVIDEND

MELVILLE, NY and DAVIDSON, NC, October 11, 2022 - MSC Industrial Supply Co. (NYSE: MSM), a premier distributor of Metalworking and Maintenance, Repair and Operations (MRO) products and services to industrial customers throughout North America, today announced that its Board of Directors has declared a cash dividend of $0.79 per share, representing a 5% increase from the previous regular quarterly dividend of $0.75 per share. The $0.79 dividend is payable on November 29, 2022 to shareholders of record at the close of business on November 15, 2022.  The ex-dividend date is November  14, 2022.

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Contact Information

Media:	Investors:
Paul Mason	John G. Chironna
Director, Corporate Communications	Vice President, Investor Relations and Treasurer
(336) 817-2131	(704) 987-5231
paul.mason@mscdirect.com	chironnj@mscdirect.com

About MSC Industrial Supply Co.

MSC Industrial Supply Co. (NYSE:MSM) is a leading North American distributor of metalworking and maintenance, repair and operations (MRO) products and services. We help our customers drive greater productivity, profitability and growth with approximately 2.0 million products, inventory management and other supply chain solutions, and deep expertise from 80 years of working with customers across industries. Our experienced team of more than 6,500 associates is dedicated to working side by side with our customers to help drive results for their businesses - from keeping operations running efficiently today to continuously rethinking, retooling, and optimizing for a more productive tomorrow. For more information on MSC Industrial, please visit mscdirect.com.

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release may constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including statements about the future impact of COVID-19 on our business operations, results of operations and financial condition, expected future results, expected benefits from our investment and strategic plans and other initiatives, and expected future growth, profitability and return on invested capital, are forward-looking statements. The words “will,” “may,” “believes,” “anticipates,” “thinks,” “expects,” “estimates,” “plans,” “intends,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this press release does not constitute an admission by MSC Industrial or any other person that the events or circumstances described in such statement are material. Factors that could cause actual results to differ materially from those in forward-looking statements include the following, many of which are and will be amplified by the COVID-19 pandemic: the effects of the COVID-19 pandemic, including any future resurgences, on our business operations, results of operations and financial condition; general economic conditions in the markets in which we operate; changing customer and product mixes; competition, including the adoption by competitors of aggressive pricing strategies and sales methods; industry consolidation and other changes in the industrial distribution sector; our ability to realize the expected benefits from our investment and strategic plans, including our transition from a

515 Broadhollow Road,  Suite 1000, Melville, New York 11747  |  525 Harbour Place Drive, Davidson, North Carolina 28036  |  mscdirect.com

spot-buy supplier to a mission-critical partner; our ability to realize the expected cost savings and benefits from our restructuring activities and structural cost reductions; retention of key personnel and qualified sales and customer service personnel and metalworking specialists; volatility in commodity and energy prices; the outcome of government or regulatory proceedings or future litigation; credit risk of our customers; risk of customer cancellation or rescheduling of orders; difficulties in calibrating customer demand for our products, in particular personal protective equipment or “PPE” products, which could cause an inability to sell excess products ordered from manufacturers resulting in inventory write-downs or could conversely cause inventory shortages of such products; work stoppages or other business interruptions (including those due to extreme weather conditions) at transportation centers, shipping ports, our headquarters or our customer fulfillment centers; disruptions or breaches of our information systems, or violations of data privacy laws; risk of loss of key suppliers, key brands or supply chain disruptions; changes to trade policies, including the impact from significant restrictions or tariffs; risks associated with opening or expanding our customer fulfillment centers; litigation risk due to the nature of our business; risks associated with the integration of acquired businesses or other strategic transactions; financial restrictions on outstanding borrowings; our ability to maintain our credit facilities; interest rate uncertainty due to LIBOR reform; failure to comply with applicable environmental, health and safety laws and regulations; ability to estimate the cost of healthcare claims incurred under our self-insurance plan; and goodwill and intangible assets recorded as a result of our acquisitions could be impaired. Additional information concerning these and other risks is described under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our annual and quarterly reports on Forms 10-K and 10-Q, respectively, and in the other reports and documents that we file with the U.S. Securities and Exchange Commission. We expressly disclaim any obligation to update any of these forward-looking statements, except to the extent required by applicable law.

515 Broadhollow Road, Suite 1000, Melville, New York 11747  |  525 Harbour Place Drive, Davidson, North Carolina 28036  |  mscdirect.com